PULP PURCHASE AGREEMENT

     This PULP PURCHASE AGREEMENT (the "Agreement") is made and entered into as of the 24th day of March, 1999 by and between CROWN PAPER CO. ("Buyer"), a corporation with its principal offices at 300 Lakeside Drive, Oakland, California 94612, and PULP & PAPER OF AMERICA LLC ("Seller"), having its principal offices at 135 Engineers Road, Hauppauge, New York 11788.


                              W I T N E S S E T H:


     WHEREAS, Buyer desires to obtain and purchase a three-year supply of northern bleached hardwood kraft pulp and northern bleached softwood kraft pulp, and Seller wishes to supply and sell same; and

     WHEREAS, Seller and Buyer intend to establish a mutual understanding concerning such sales and purchases and, in so doing, and in performing hereunder, meet the parties' respective needs for a well-defined and stable relationship in an atmosphere of close cooperation and mutual trust and reliance; provided, however, that the parties do not intend to create a legal partnership or joint venture.

     NOW, THEREFORE, in consideration of the mutual promises and covenants herein contained, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Seller and Buyer hereby agree as follows:

     1. Goods. The goods to be provided hereunder are northern bleached hardwood kraft pulp and northern bleached softwood kraft pulp produced at Seller's Berlin, New Hampshire mill (the "Mill") which meet specifications as agreed upon from time to time by Buyer and Seller that are consistent with the then existing process capabilities of the Mill (each, a "Good" and collectively, the "Goods").

     2. Term. This Agreement is effective upon its execution by the parties and continues thereafter for a period of three (3) years from the date hereof (the "Term") unless canceled as provided in Section 9 below.

     3. Quantity. During the Term, Seller shall produce and sell to Buyer, and Buyer shall order and purchase from Seller, an aggregate volume of Goods of forty thousand (40,000) Air Dried Short Tons ("ADST") during each twelve (12) month period following the execution of this Agreement for which this Agreement is in effect (the "Committed Volume"). Buyer agrees to purchase, and Seller agrees to sell, ten thousand (10,000) ADST in each calendar quarter ("Committed Quarterly Volume") provided, however, that the Committed Quarterly Volume shall be prorated for the incomplete portion of the first and last calendar quarter of the Term. Simultaneous with the execution hereof, Buyer will provide Seller with its estimated pulp purchases in each month of the first calendar quarter commencing after the date of this Agreement, and thereafter Buyer shall provide thirty (30) days prior notice to Seller of its estimated pulp purchases in each month


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of the next succeeding calendar quarter, and Buyer and Seller shall otherwise cooperate to plan production by Seller of Goods under this Agreement; provided, however, that Seller shall not be obligated to sell to Buyer northern bleached softwood kraft pulp unless Seller has determined that it will produce northern bleached softwood kraft pulp at the Mill during such calendar quarter.

     4. Pricing. During the Term, price(s), payment terms, freight terms and discount shall be as follows:

          (a) The price for each Good shall be the price as published in the "Price Watch" section of Pulp and Paper Week, as adjusted monthly and subject to discounts calculated in accordance with Section 4(b) below, provided that if the price for any item of the Goods is stated in Price Watch as a range of prices, the price hereunder shall be the midpoint of such range.

          (b) Prices for the Goods shall be subject to discounts determined as follows:

               (i) during the first twenty-four month period of the Term, the discount shall be [REDACTED]; and

               (ii) during the final twelve month period of the Term, the discount shall be [REDACTED].

The foregoing discounts shall be taken from the published price as set forth in
Section 4(a).

          (c) Seller shall provide monthly summary billing with payment terms of net twenty (20) days from the date of such billing. Each monthly summary billing shall be transmitted to Accounts Payable at the "ship to" mill. Payment terms are firm for the entire Term unless changed by mutual written agreement of the parties. If Buyer shall fail to make a payment for the Goods delivered by Seller to Buyer hereunder when due, then until such payment has been made (i) such unpaid balance shall bear interest from the original due date of such payment at two (2%) percent over the prime rate of Citibank, N.A., or any successor thereof, in effect from time to time and (ii) Seller shall be under no obligation to make further deliveries of Goods hereunder until such overdue payment, with interest as provided herein, is made.

          (d) Delivery to Buyer's designated "ship to" mills is for the account of Seller and included in the price calculated according to Sections 4(a) and 4(b) above (i.e., freight terms are F.O.B. the place of destination with respect to those destinations listed on Schedule A annexed hereto and made a part hereof).

     5. Quality. Seller and Buyer shall implement quality improvement teams and shall mutually establish quality standards for the Goods which will utilize statistical process control techniques and measure performance in order to endeavor to improve quality. Seller shall endeavor to require similar programs of its suppliers and subsuppliers of goods intended for resale to Buyer or incorporation into the Goods. Quality measurements and improvement initiatives may include without limitation: "Order Fill Rates"; "On Time Deliveries"; "Order




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Cycle Time Reduction"; "Error Rates"; "Buyer Inventory Reduction"; "Use
Surveys"; and "Reduction of Administrative Burden".

     6. Warranty; Limitation on Liability.

          (a) Seller warrants to Buyer that all Goods shall meet the quality and grade specifications as agreed from time to time by Buyer and Seller and that all Goods delivered to Buyer shall, upon delivery and transfer of title to Buyer, be free of any encumbrances on title.

          NO OTHER WARRANTY OF ANY KIND, WHETHER EXPRESS OR IMPLIED, IN FACT OR BY LAW, WHETHER OF MERCHANTABILITY, FITNESS FOR ANY PARTICULAR PURPOSE OR USE OR OTHERWISE, SHALL SUBSIST HEREUNDER OR HAS OR IS MADE BY SELLER NOTWITHSTANDING ANY PROVISION OF THE UNIFORM COMMERCIAL CODE ("UCC") TO THE CONTRARY. REPLACEMENT OF THE GOODS IS THE EXCLUSIVE REMEDY. IN NO EVENT SHALL SELLER BE LIABLE FOR ANY INCIDENTAL OR CONSEQUENTIAL DAMAGES OR PROFITS ARISING OUT OF, RELATING TO OR IN CONNECTION WITH ANY BREACH OF ANY WARRANTY ON ANY GOODS HEREUNDER. BUYER IS NOT OBLIGATED TO ACCEPT GOODS NOT CONFORMING WITH THE RELEVANT GRADE SPECIFICATIONS SET FORTH IN THE PURCHASE ORDERS; PROVIDED THAT SELLER WILL NOT ACCEPT THE RETURN OF ANY NONCONFORMING GOODS AFTER THEY HAVE BEEN PROCESSED BY BUYER OR BUYER'S END USER.

          SELLER SHALL NOT BE LIABLE FOR ANY LOSS OR DAMAGE CAUSED BY DELAY IN FURNISHING GOODS OR ANY OTHER PERFORMANCE UNDER OR PURSUANT TO THIS AGREEMENT.

          (b) SELLER SHALL HAVE NO LIABILITY TO BUYER AND BUYER SHALL HAVE NO LIABILITY TO SELLER HEREUNDER FOR INDIRECT, CONSEQUENTIAL, EXEMPLARY OR PUNITIVE DAMAGES ARISING OUT OF ANY ACT OR OMISSION OF EITHER PARTY HEREUNDER ATTRIBUTABLE TO ANY CLAIM FOR BREACH OF CONTRACT, TORT OR OTHER CAUSE OF ACTION.

     7. Reports. Within thirty (30) days after the close of each calendar quarter, Seller shall provide Buyer with a report which details Buyer's purchases of the Goods by item and quantity, showing total tonnage shipped, total dollars invoiced, returns, percent of on-time and on-quality orders and such other information as Buyer and Seller may mutually determine is appropriate. Reports shall be sent to Buyer's respective purchase locations, and a report detailing Buyer's total purchases shall be sent to Buyer's primary contact listed in Section 10.1.

     8. Force Majeure. Buyer and Seller shall not be liable to each other for any failure or delay in delivering or acceptance of the Goods where such failure or delay is due to any cause or contingency beyond that party's reasonable control, including without




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limitation: acts of God; acts or omissions of civil or military authority; fire;
flood; tempest; epidemic; earthquake; volcanic activity; quarantine restriction; labor dispute (e.g., lockout, strike, work stoppage or slowdown, or grievance); embargo; war; political strife; compliance with any regulation or directive of any national, state or local government, or any department or agency thereof; or any other cause which by the exercise of reasonable diligence the affected Party is unable to overcome (collectively referred to as a "Force Majeure Event").
Each party shall use its best efforts to minimize the duration and consequences of any failure or delay in delivery or acceptance of delivery resulting from a Force Majeure Event and shall give the other party immediate notice of a Force Majeure Event and of the time when the party affected by such Force Majeure
Event is no longer affected. These causes will not excuse Buyer from paying amounts due to Seller through any available lawful means acceptable to Seller.

     9. Cancellation. Either party may cancel this Agreement under any one of the following circumstances: (i) if the other party shall default in the performance of any of its material agreements or obligations herein and such default continues for (A) fifteen (15) days in the case of a monetary default or
(B) sixty (60) days as to any other default, after receipt of written notice of cancellation from the other party; provided, however, in the case of a nonmonetary default, if such default cannot be cured within such sixty (60) day period, if the defaulting party shall promptly commence, within such sixty (60) day period, the steps necessary to cure such default and shall thereafter proceed with due diligence to complete the steps necessary to cure such default as expeditiously as possible, and thereby upon such cure, notice of cancellation hereof shall be deemed rescinded; and (ii) if a party liquidates or winds up all or a material portion of its business, dissolves or terminates its existence, becomes insolvent or unable to pay its debts as they mature, commits any act of bankruptcy, makes an arrangement, composition or assignment for benefit of creditors, files, has filed against it or consents to filing of any petition in bankruptcy for liquidation or reorganization, or otherwise is the subject of any insolvency proceeding of any kind or nature, immediately upon receipt by such party of written notice of cancellation from the other party. Any such termination of this Agreement shall not constitute a waiver by either party of its other rights and remedies hereunder, at law, in equity or otherwise.

     10. General Provisions.

     10.1 Notices. All notices required to be given hereunder shall be in writing and shall be deemed to have been given if (i) delivered personally, (ii) delivered via one-day overnight courier, (iii) transmitted by telefax, or (iv) mailed by registered or certified mail (return receipt requested and postage prepaid) to the following listed persons at the addresses and telefax numbers specified below, or to such other persons, addresses or telefax numbers as a party entitled to notice shall give, in the manner hereinabove described,




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to the others entitled to notice:

                  a.       If to Buyer:

                           Crown Paper Co.
                           300 Lakeside Drive
                           Oakland, CA 94612-3592
                           Attention: General Counsel
                           Telefax No.: (510) 874-3595

                  b.       If to Seller:

                           Pulp & Paper of America LLC
                           135 Engineers Road
                           Hauppauge, NY 11788
                           Attention: Mehdi Gabayzadeh
                           Telefax No.: (516) 435-8980

                           with a copy to:

                           Mandel & Resnik P.C.
                           220 East 42nd Street
                           New York, New York 10017
                           Attention:  Nicholas J. Kaiser, Esq.
                           Telefax No.: (212) 573-0067


If given personally or transmitted by telefax, a notice shall be deemed to have been given when it is received. If given by one-day overnight courier, notice shall be deemed to have been given on the next business day following delivery to the courier. If given by mail, it shall be deemed to have been given on the third business day following the day on which it was posted. Notices and other communications given by attorneys for Seller and Buyer shall be deemed given by, respectively, Seller and Buyer.

     10.2 Interpretation. The headings contained in this Agreement are for reference purposes only and shall not affect the meaning or interpretation of this Agreement.

     10.3 Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

     10.4 Waiver. No modification or waiver of, amendment to or release from any provision of this Agreement nor a waiver of or release from any breach or default hereunder shall be of any force or effect unless contained in a writing which is signed by the party who is sought to be bound thereby or be held or considered to be a modification or waiver of, or amendment to or release from any other provision nor a waiver of or release from any other breach or default. No modification or waiver of, amendment to or release from any provision of this Agreement nor a waiver of or release from any breach or default




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hereunder shall result from any different or conflicting provisions or any printed provisions of any subsequently dated sales or purchase order, order acknowledgment, or a confirmation thereof, for the Goods. The parties contemplate that from time to time such forms may be utilized, and the provisions of this Agreement shall supersede and control such forms.

     10.5 Modification. This Agreement may not be orally canceled, changed, modified or amended, and no cancellation, change, modification or amendment shall be effective or binding, unless in writing and signed by all of the parties to this Agreement.

     10.6 Severability. If any provision of this Agreement is found to be void or unenforceable by a court of competent jurisdiction, the remaining provisions of this Agreement shall nevertheless be binding upon the parties with the same effect as though the void or unenforceable part had been severed and deleted.

     10.7 Number and Gender. All terms and words used in this Agreement, regardless of the number or gender in which they are used, shall be deemed to include any other number and any other gender as the context may require.

     10.8 Entire Agreement. This Agreement (i) constitutes the entire agreement and supersedes all other prior agreements and understandings, both written and oral, between the parties with respect to the subject matter hereof and thereof;
(ii) is not intended to and shall not confer upon any other person or business entity, other than the parties hereto, any rights or remedies with respect to the subject matter hereof; (iii) shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns; (iv) shall be binding upon and shall inure to the benefit of a person or business entity acquiring one or more of the "ship to" mills designated in Schedule A hereto, with such acquirer obligated to purchase for the remainder of the term and under the terms and conditions of this Agreement, the fraction of the Committed Volume that has as numerator the volume of Goods shipped to the acquired mill(s) during the twelve (12) month period immediately prior to such acquisition and as denominator the total volume of Goods shipped to all the "ship to" mills designated in Schedule A during the same period; and (v) shall not be assigned by operation of law or otherwise without the prior written consent of the parties hereto, not to be unreasonably withheld.

     10.9 Governing Law. This Agreement shall be governed by and construed in accordance with the internal laws of the State of New York. Seller and Buyer hereby expressly consent to the jurisdiction of the Supreme Court of the State of New York with respect to any action or proceeding between Seller and Buyer with respect to this Agreement or any rights or obligation of such party pursuant to this Agreement and each of Seller and Buyer agrees that the venue shall lie in Suffolk County.

     10.10 Dispute Resolution. Seller and Buyer shall attempt in good faith to resolve all disputes under this Agreement by mutual agreement before initiating any legal action or attempting to enforce any rights or remedies hereunder; provided that nothing herein shall prevent either party from giving notice at any time of cancellation as provided in Section 9 above. In the event of a dispute, and as a required precondition to initiating legal action (other than for an injunction or restraining or protective order), either party must give notice to the other party, and within five (5) days after receipt of the notice, Buyer's




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procurement representative and his/her corresponding functional-level counterpart at Seller shall discuss and attempt to resolve the dispute either in person or by teleconference. If a resolution mutually recognized as such by both parties is not achieved within ten (10) days thereafter, the dispute shall be referred to the senior officers including Chief Operating Officers and Chief Executive Officers of the parties. If within fifteen (15) days after referral the dispute remains unresolved, both parties may pursue any or all rights and remedies as may exist at law or in equity, as affected by this Agreement. If either party fails to meet or discuss a dispute as provided above, such party covenants not to commence a suit as to that dispute, other than for an injunction or restraining or protective order. The failure or refusal of either party to meet and discuss any dispute as provided above shall entitle the other party immediately to commencement of a suit as to the dispute. Nothing herein shall prevent either party, at any time, from suggesting referral of any dispute to mediation before a mutually acceptable mediator under mutually acceptable rules and procedures.

     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as of the date first above written.


                                         CROWN PAPER CO.


                                         By: /s/ Robert A. Olah
                                             ------------------------------
                                             Robert A. Olah
                                             President



                                         PULP & PAPER OF AMERICA LLC


                                         By: /s/ Mehdi Gabayzadeh
                                             ------------------------------
                                             Mehdi Gabayzadeh
                                             Manager



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